Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                                [X]

Filed by a Party other than the Registrant [  ]

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[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

The Laclede Group, Inc.
(Name of the Registrant as Specified in Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Laclede Group, Inc.
720 olive street
st. louis, missouri 63101

Douglas  H. Yaeger
CHAIRMAN OF THE BOARD
                PRESIDENT
   AND
 CHIEF EXECUTIVE OFFICER

January 5, 2011

Dear Shareholder:

We have previously mailed you proxy materials for the Annual Meeting of Shareholders of The Laclede Group to be held on January 27, 2011.

According to our latest records we have not yet received your vote.  The Annual Meeting is now only a short time away.  It is important that you sign and return your voting instruction form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.  Please note that your broker cannot vote your shares on several of these proposals unless they receive your specific instructions.

Your board of directors recommends that you vote FOR proposals 1, 2, 3, 4 and 6 and FOR “3 years” in proposal 5.

In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate voting instruction form and return envelope.

Please sign and date the enclosed form (or follow the telephone & internet instructions on your form) today.  In the event that two forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior ones.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Douglas H. Yaeger